EXHIBIT 99.1

               SciClone Reports Second Quarter Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--Aug. 4, 2004--SciClone Pharmaceuticals, Inc. (Nasdaq:SCLN) today reported results for the second quarter and six months ended June 30, 2004. Revenues from sales of ZADAXIN(R), SciClone's lead product candidate, were $5,613,000 for the second quarter and $11,027,000 for the six months ended June 30, 2004. Net loss for the second quarter 2004 was $2,877,000 or $0.06 loss per share, and for the six months ended June 30, 2004 the net loss was $6,010,000 or $0.13 loss per share. SciClone reported $1,135,000 in contract revenue for the second quarter of 2004 including the $1,000,000 payment SciClone received from its European marketing and development partner, Sigma-Tau, for successfully achieving the 1,000 patient enrollment milestone for SciClone's U.S. phase 3 hepatitis C trials.
    In comparison, revenues for the second quarter of 2003 were significantly higher at $16,207,000, a 300% increase over the results for the prior quarter and primarily due to the unanticipated increase in sales of ZADAXIN in response to the SARS epidemic in China. Revenues for the six months ended June 30, 2003 were $21,207,000. Net income for the second quarter 2003 was $5,124,000 or $0.13 earnings per share, and net income for the six months ended June 30, 2003 was $2,262,000 or $0.06 earnings per share.
    Research and development expenses were $5,145,000 for the second quarter 2004, compared to $4,308,000 for the second quarter 2003. The increase in research and development expenses is attributable to the ongoing U.S. phase 3 hepatitis C trials. Research and development expenses for the six months ended June 30, 2004 totaled $9,076,000, compared to the $8,091,000 incurred in the six months ended June 30, 2003. Cash, cash equivalents and short-term investments totaled $54,970,000 at June 30, 2004, compared to $58,253,000 at March 31,
2004 and $26,372,000 at June 30, 2003.
    Richard A. Waldron, SciClone's Chief Financial Officer and member of the Office of the President commented, "In the first and second quarters of 2004, we made significant progress in executing our operational and financial plans. In addition, following Donald Sellers' resignation as President and Chief Executive Officer, the transition to the Office of President has proceeded smoothly, and we believe the management of all key areas is well in hand. Moving forward, the Board of Directors is undertaking efforts to identify and select the most appropriate candidate for the position of Chief Executive Officer."
    "During the quarter we achieved the critical corporate objective of completing enrollment of the U.S. phase 3 clinical trials," said Alfred Rudolph, M.D., Chief Operating Officer and member of the Office of the President. "Our U.S. phase 3 clinical trials remain on track to be completed by the end of 2005. Our product development efforts are focused on enhancing the prospects of commercial introduction of ZADAXIN in the pharmaceutical markets of the United States, Europe and Japan, and the broadening of our product pipeline."

    Financial outlook

    For the fiscal year 2004, SciClone is refining its previous financial guidance for key financial items. For 2004, net sales of ZADAXIN are now expected to be slightly greater than $22 million, compared to earlier guidance of approximately $21 to $22 million. Research and development expenses for the year are now expected to be between $19 and $21 million, lower than earlier guidance of between $21 and $23 million due to timing and cost-sharing of new initiatives. The company is also revising guidance for net loss for 2004 to be between $15 and $17 million, lower than the earlier guidance of between $18 and $20 million. Similarly, a smaller net loss per share is now expected to be between $0.35 and $0.39, compared to earlier guidance of between $0.40 and $0.45. Guidance on year-end cash, cash equivalents and short-term investments is now between $45 and $47 million, compared to the earlier estimate of between of $43 to $47 million.
    SciClone management will host a live audio webcast and conference call at 11:30 a.m. EDT (8:30 a.m. PDT) today, Wednesday, August 4, 2004. The conference call will include forward-looking statements. Financial information to be discussed in the conference call will be posted on the investor relations section of SciClone's website at http://www.sciclone.com prior to the commencement of the conference call. To participate in the conference call, please log on at http://www.sciclone.com or call 800-901-5241 (U.S. and Canada) or 617-786-2963 (International) and enter passcode 22051378. A replay of the conference call will be available for two weeks after 2 p.m. today, Wednesday, August 4, 2004. To access the replay, log on to http://www.sciclone.com or call 888-286-8010 (U.S. and Canada) or 617-801-6888 (International) and enter passcode 60322212.

    About SciClone

    SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's ZADAXIN is currently being evaluated in several clinical trials, including two phase 3 hepatitis C clinical trials in the U.S., a completed phase 3 hepatitis B clinical trial in Japan, a phase 2 malignant melanoma clinical trial in Europe, two phase 2 liver cancer pilot studies in the U.S., a hepatitis C triple therapy open-label clinical trial in Mexico, and a hepatitis B combination therapy trial in Taiwan. SciClone recently announced plans for a ZADAXIN phase 3 hepatitis C triple therapy clinical trial in Europe. The Company's other principal drug development candidate is SCV-07, a potentially orally available therapeutic to treat viral and other infectious diseases.

    The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales of our products, future financial results, research and development expense levels, asset levels, timing of filing of our Japanese New Drug Application, timing and completion of both of our phase 3 hepatitis C clinical trials, timing of enrollment of the phase 3 triple therapy hepatitis C trial and the fact that the experimental or clinical data described may imply certain actual results in human clinical trials or in larger patient populations. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, the statistical significance of data obtained from clinical trials, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, unexpected delays in preparation of the Japanese New Drug Application, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and Japan and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.


                      SCICLONE PHARMACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                      Three months ended         Six months ended
                           June 30,                  June 30,
                       2004         2003         2004         2003
                   ------------ ------------ ------------ ------------

Product sales       $5,613,000  $16,207,000  $11,027,000  $21,207,000
Contract revenue     1,135,000      224,000    1,363,000      448,000
                   ------------ ------------ ------------ ------------

Total revenue        6,748,000   16,431,000   12,390,000   21,655,000
Cost of product
 sales               1,178,000    2,931,000    2,320,000    3,947,000
                   ------------ ------------ ------------ ------------

Gross margin         5,570,000   13,500,000   10,070,000   17,708,000

Operating expenses:
  Research and
   development       5,145,000    4,308,000    9,076,000    8,091,000
  Sales and
   marketing         2,148,000    3,025,000    4,591,000    5,254,000
  General and
   administrative    1,156,000    1,035,000    2,449,000    2,047,000
                   ------------ ------------ ------------ ------------
Total operating
 expenses            8,449,000    8,368,000   16,116,000   15,392,000
                   ------------ ------------ ------------ ------------

Income (loss) from
 operations         (2,879,000)   5,132,000   (6,046,000)   2,316,000

Interest and
 investment income     112,000       43,000      228,000       96,000
Interest and
 investment expense    (91,000)     (90,000)    (181,000)    (181,000)
Other income
 (expense), net        (19,000)      39,000      (11,000)      31,000
                   ------------ ------------ ------------ ------------

Net income (loss)  $(2,877,000)  $5,124,000  $(6,010,000)  $2,262,000
                   ============ ============ ============ ============

Earnings (loss)
 per share:

Basic net income
 (loss) per share       ($0.06)       $0.14       ($0.13)       $0.06
                   ============ ============ ============ ============
Diluted net income
 (loss) per share       ($0.06)       $0.13       ($0.13)       $0.06
                   ============ ============ ============ ============

Weighted average
 shares used in
 computing:

   Basic net
    income (loss)
    per share       44,612,260   37,672,876   44,590,674   37,497,477
                   ============ ============ ============ ============
   Diluted net
    income (loss)
    per share       44,612,260   40,490,411   44,590,674   39,338,964
                   ============ ============ ============ ============


                      SCICLONE PHARMACEUTICALS, INC.
                     CONSOLIDATED BALANCE SHEETS

                                ASSETS
                                             June 30,    December 31,
                                               2004          2003
                                           ------------- -------------
                                            (unaudited)
Current assets:
  Cash and cash equivalents                 $44,818,000   $52,899,000
  Restricted short-term investments             694,000       695,000
  Other short-term investments                9,458,000     9,381,000
  Accounts receivable, net of allowance of
   $638,000 in 2004 and 2003                 11,510,000    10,142,000
  Inventories                                 5,115,000     5,778,000
  Prepaid expenses and other current
   assets                                     1,343,000     2,456,000
                                           ------------- -------------
Total current assets                         72,938,000    81,351,000
Property and equipment, net                     322,000       325,000
Intangible assets, net                          577,000       612,000
Other assets                                  1,542,000     1,534,000
                                           ------------- -------------
Total assets                                $75,379,000   $83,822,000
                                           ============= =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $2,430,000    $3,423,000
  Accrued compensation and employee
   benefits                                   1,033,000     1,440,000
  Accrued clinical trials expense             1,018,000     1,889,000
  Accrued professional fees                     423,000       481,000
  Deferred revenue                              537,000       537,000
  Other accrued expenses                        612,000       631,000
                                           ------------- -------------
Total current liabilities                     6,053,000     8,401,000
Deferred revenue                                403,000       671,000
Other long-term liabilities                     900,000       900,000
Convertible notes payable                     5,600,000     5,600,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value;
   10,000,000 shares authorized; no
   shares outstanding in 2004 and 2003,
   respectively                                   - - -         - - -
  Common stock; $0.001 par value;
   75,000,000 shares authorized;
   44,625,754 and 44,484,144 shares
   issued and outstanding                        45,000        44,000
  Additional paid-in capital                206,479,000   206,320,000
  Accumulated other comprehensive income        199,000       176,000
  Accumulated deficit                      (144,300,000) (138,290,000)
                                           ------------- -------------
Total stockholders' equity                   62,423,000    68,250,000
                                           ------------- -------------
Total liabilities and stockholders' equity  $75,379,000   $83,822,000
                                           ============= =============


                      SCICLONE PHARMACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)

                                                 Six months ended
                                                     June 30,
                                                 2004         2003
                                             ------------ ------------

Operating activities:
Net income (loss)                            $(6,010,000)  $2,262,000
Adjustments to reconcile net income (loss)
 to net cash used in operating activities:
  Depreciation and amortization                   99,000       90,000
  Changes in operating assets and liabilities:
    Accounts receivable, net                  (1,368,000)  (2,647,000)
    Inventories                                  663,000      495,000
    Prepaid expenses and other assets          1,093,000      (59,000)
    Accounts payable and other accrued
     expenses                                 (1,011,000)   1,027,000
    Accrued compensation and employee
     benefits                                   (408,000)    (250,000)
    Accrued clinical trials expense             (871,000)    (226,000)
    Accrued professional fees                    (57,000)    (132,000)
    Deferred revenue                            (269,000)    (448,000)
                                             ------------ ------------
Net cash (used in) provided by operating
 activities                                   (8,139,000)     112,000
                                             ------------ ------------

Investing activities:
  Purchase of property and equipment             (49,000)     (20,000)
  Payment on purchase of marketable
   securities                                    (53,000)      (4,000)
                                             ------------ ------------
Net cash used in investing activities           (102,000)     (24,000)
                                             ------------ ------------

Financing activities:
  Proceeds from issuance of common stock,
   net of financing costs                        160,000    5,042,000
                                             ------------ ------------
Net cash provided by financing activities        160,000    5,042,000
                                             ------------ ------------

Net (decrease) increase in cash and cash
 equivalents                                  (8,081,000)   5,130,000
Cash and cash equivalents, beginning of
 period                                       52,899,000   20,233,000
                                             ------------ ------------
Cash and cash equivalents, end of period     $44,818,000  $25,363,000
                                             ============ ============



    CONTACT: SciClone Pharmaceuticals, Inc.
             Richard A. Waldron, 650-358-3437